CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference into previously filed Registration Statement on Form S-8 (No. 333-140702) and Registration Statements on Form SB-2, (No. 333-126399 and No. 333-140607) of Bionovo, Inc., of our report dated March 1, 2007, relating to the consolidated financial statements as of December 31, 2006 and 2005 and for the years then ended, which appear in this Form 10-KSB.

/s/ PMB Helin Donovan, LLP

PMB Helin Donovan, LLP

San Francisco, California

March 14, 2007